Exhibit 10.4
PIXELWORKS, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
TERMS AND CONDITIONS OF OPTION GRANT
1. General.
     These Terms and Conditions of Option Grant (these “Terms”) apply to a particular stock option (the “Option”) if referenced in the Notice of Grant of Stock Options (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 11 of the Plan.
     The Option was granted under and subject to the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.
2. Vesting; Limits on Exercise; Incentive Stock Option Status.
     The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice. The Option may be exercised only to the extent the Option is vested and exercisable.
•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 11 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Incentive Stock Option Status; $100,000 Value Limit. The Grant Notice indicates whether the Option is intended as an Incentive Stock Option (within the meaning of Section 422 of the U.S. Internal Revenue Code) or a Nonqualified Stock Option. If the Option is intended to qualify as an Incentive Stock Option and the aggregate fair market value of the shares with respect to which Incentive Stock Options (whether granted under the Option or otherwise) first become exercisable by the Grantee in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.2 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.
3. Continuance of Employment/Service Required; No Employment/Service Commitment.
     The vesting schedule applicable to the Option requires Continuous Status as an Employee or Consultant through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.
     Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation.
4. Method of Exercise of Option.
     The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:
•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Company, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•	any written statements or agreements required pursuant to Section 16.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 10 of these Terms.
The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator, or, subject to such procedures as the Administrator may adopt, authorize a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.
     If the Option is designated as an Incentive Stock Option, the Option will qualify as an Incentive Stock Option only if it meets all of the applicable requirements of the Code. The Option may be rendered a Nonqualified Stock Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.
5. Early Termination of Option.
     5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration” date set forth in the Grant Notice (the “Expiration Date”).
     5.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 11.3 of the Plan.
     5.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee’s Continuous Status as an Employee or Consultant terminates, the following rules shall apply (the last day of the Grantee’s Continuous Status as an Employee or Consultant is referred to as the Grantee’s “Severance Date”):
•	other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•	if the termination of the Grantee’s Continuous Status as an Employee or Consultant is the result of the Grantee’s death or Disability, (a) the Grantee (or his or her beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;
     In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2. The Administrator shall be the sole judge of whether the Grantee’s Continuous Status as an Employee or Consultant has terminated for purposes of this Option Agreement.

     Notwithstanding any post-termination exercise period provided for herein or in the Plan, if the Option is designated as an Incentive Stock Option, the Option will qualify as an Incentive Stock Option only if it is exercised within the applicable exercise periods for Incentive Stock Options under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for Incentive Stock Options or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.
6. Non-Transferability.
     The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 10 of the Plan.
7. Notices.
     Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by or provides services to the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.
8. Plan.
     The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
9. Entire Agreement.
     This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 13 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10. Tax Withholding.
     Upon any exercise or payment of the Option or, in the case of an Option designated as an Incentive Stock Option, upon the disposition of shares of Common Stock acquired pursuant to the exercise of the Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Subsidiaries shall have the right at its option to (a) require the Grantee (or the Grantee’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Option exercise or payment; or (b) deduct from any amount otherwise payable in cash to the Grantee (or the Grantee’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock pursuant to the Option, the Administrator may in its sole discretion (subject to Section 16.1 of the Plan) require or grant to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on the Option exercise or payment event. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.
11. Governing Law.
     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflict of law principles thereunder.
12. Effect of this Agreement.
     Subject to the Company’s right to terminate the Option pursuant to Section 11.3 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.
13. Counterparts.
     This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
14. Section Headings.
     The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.